Exhibit 2.6

HUGHES ELECTRONICS CORPORATION
200 North Sepulveda Boulevard
P.O. Box 456
El Segundo, CA 90245

August 15, 2003

The News Corporation Limited
1211 Avenue of the Americas
New York, NY 10036
Attention: Arthur M. Siskind

GMH Merger Sub, Inc.
c/o The News Corporation Limited
1211 Avenue of the Americas
New York, NY 10036
Attention: Arthur M. Siskind

General Motors Corporation
300 Renaissance Center
Detroit, MI 48265-3000
Attention: Warren G. Andersen

Re: Amendment to Stock Purchase Agreement and Merger Agreement

Ladies and Gentlemen:

                   Reference is made to (i) that certain Stock Purchase Agreement by and among The News Corporation Limited (“News Corporation”), General Motors Corporation (“GM”) and Hughes Electronics Corporation (“Hughes”), dated as of April 9, 2003, as amended from time to time (the “Stock Purchase Agreement”), and (ii) that certain Agreement and Plan of Merger by and among Hughes, News Corporation and GMH Merger Sub, Inc. (“Merger Sub”), dated as of April 9, 2003, as amended from time to time (the “Merger Agreement”).

                   The parties hereto desire to amend, and do hereby amend, the Stock Purchase Agreement and the Merger Agreement by making the modifications to Exhibit D to the Stock Purchase Agreement set forth below:

1. Article IV, Section 4.A(2)(b) of Exhibit D to the Stock Purchase Agreement is hereby amended by replacing the reference to “Section 335(e) of the Code” with “Section 355(e) of the Code.”

2. Article IV, Section 4.H(b) of Exhibit D to the Stock Purchase Agreement is hereby amended by replacing the reference to “Section 4.G of this Article” with “Section 4.D of this Article.”

3. Article IV, Section 4.L of Exhibit D to the Stock Purchase Agreement is hereby amended by replacing the reference to “all as set forth herein” with “all as set forth therein.”

4. Exhibit D to the Stock Purchase Agreement is hereby amended by adding a new Section 4.O to Article IV to read as follows:

“O. NYSE Transactions. Nothing in this Section 4 of Article IV shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. In no event shall the existence or application of the preceding sentence have the effect of deterring or preventing the conversion of Equity Stock into Excess Stock as contemplated herein.”

                   Except as expressly amended hereby, the provisions of the Stock Purchase Agreement and the Merger Agreement are and shall remain unmodified and in full force and effect. Each future reference in the Stock Purchase Agreement or the Merger Agreement to “hereof”, “herein”, “hereunder”, “hereby” and “this Agreement” shall refer to such agreement as amended by this letter agreement. Notwithstanding the foregoing, references to the date of the Stock Purchase Agreement or the Merger Agreement, as amended hereby, shall in all instances remain as April 9, 2003, and references to “the date hereof” and “the date of the Agreement” in such agreements shall continue to refer to April 9, 2003.

                   Each of GM, Hughes, News Corporation and Merger Sub has approved this letter agreement and deems it advisable and in the best interests of its company and stockholders to enter into this letter agreement.

                   This letter agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                   This letter agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

Very truly yours,

HUGHES ELECTRONICS CORPORATION

By: /s/ Larry D. Hunter

Name: Larry D. Hunter
Title: Senior Vice President and General Counsel

Accepted and Agreed as of the date first written above:

THE NEWS CORPORATION LIMITED

By: /s/ Arthur M. Siskind

Name: Arthur M. Siskind
Title: Director

GMH MERGER SUB, INC

By: /s/ Arthur M. Siskind

Name: Arthur M. Siskind
Title: Director

GENERAL MOTORS CORPORATION

By: /s/ Warren G. Andersen

Name: Warren G. Andersen
Title: Assistant General Counsel

cc:	Warren G. Andersen
Howard L. Ellin
Frederick S. Green
Joseph P. Gromacki
Larry D. Hunter
Lou R. Kling
Michael E. Lubowitz
Robert S. Osborne